Exhibit 10.3

STATE OF SOUTH CAROLINA
LEASE
COUNTY OF GREENVILLE

THIS INDENTURE OF Lease, made at Greenville, South Carolina, the 20th day of June, 1996, by and between Real Estate Partners who together with their heirs, executors, administrators, successors, and assigns, is hereinafter referred to as the "Lessor" and General Parcel Service, Inc. who together with their heirs, executors, administrators and assigns, is hereinafter referred to as "Lessee",

WITNESSETH:

1.	Property to be Leased.  For the terms and conditions as
hereinafter set forth, the Lessor does hereby Lease to the Lessee the real property located at 20 Concourse Way together with the structures and improvements thereon consisting of 10,000 sq. ft. office/warehouse and approximately 800 sq. ft. of office space, all of which are hereinafter referred to collectively as the "Leased Premises".

2.	Term.  To have and to hold for a term commencing on July 1,
1996, and ending on June 30, 2001. In the event the premises are ready for occupancy on any day other than the first day of the month, the rent shall be apportioned from such day until the beginning of the next calendar month.

3.	Authorized Use.  Lessee shall use the Leased Premises for
purposes of office/warehousing and distribution of packages and all other lawful purposes incidental thereto.

4.	Rent.  Lessee hereby covenants to pay to Lessor for the
Leased Premises for the term of this Lease the sum of Forty Thousand Two Hundred and no/100 ($40,200.00) Dollars per annum, payable in equal installments in advance in the amount of Three Thousand Three Hundred Fifty and no/100 ($3,350.00) Dollars each, upon the first day of each month in advance. A late payment charge of 5% will be added to the rent if payment is ten days past due.

5.	Taxes. (a) Lessee shall pay, during the term of this Lease,
to the public officers charged with the collection thereof, promptly as the same shall become due, all current real estate taxes and assessments, both general and special, beginning with such taxes and assessments which shall become due and payable upon and after the date of the commencement of this Lease and that may be hereafter, during the term of this Lease, be levied, assessed, charged, or imposed upon the Leased Premises described herein and/or the improvements which now or hereafter may be located thereon. In the event rent taxes are ever imposed, Lessee shall pay such taxes.

b) Lessee, shall during the term of this Lease and all extensions or renewals thereof, pay as the same become due, all sales tax, personal property tax or use tax, if any, imposed by state law or by city or county ordinance upon any property or improvement actually purchased and installed by Lessee to be used in the course of its business, or inventory stores on the premises by Lessee.

6.	Insurance.    (a) Lessee shall maintain replacement value
insurance during the term of this Lease, and shall pay the cost of initial and renewal premiums therefor insuring the Leased Premises against loss or damage by fire, lightening, and such perils as are from time to time comprehended within the term "Extended Coverage". Said policy shall also contain a loss of rent provision on behalf of Lessor. Replacement value insurance on the contents and trade fixtures installed by Lessee shall be the responsibility of Lessee.

(b) Lessee shall maintain public liability insurance against claims for bodily injury, including death, and property damage occurring in or about, or arising from the Leased Premises.
Such insurance to afford protection to a limit of not less than Five Hundred Thousand ($500,000.00) dollars for any occurrence with aggregate limits of not less than One Million ($1,000,000.00) dollars. Said policy of insurance shall name both Lessee and Lessor as insureds as their interest may appear.

(c) All insurance provided for in this section 6 shall be effected by Lessee through insurers satisfactory to Lessor and Lessee under valid and enforceable policies, and certificates of such policies shall be delivered to Lessor, including thirty days written notice to Lessor of any material changes or cancellation.

(d) Lessor hereby waives all causes and rights of recovery against Lessee, Lessee's agents, officers, and employees for any loss occurring to the buildings and improvements located on the Leased Premises resulting from any of the perils insured against under the aforesaid insurance policies, regardless of cause or origin, including the negligence of Lessee, Lessee's agents, officers and employees, to the extent of any recovery upon such policies of insurance, provided, however, that in the event said waiver of all causes and rights of recovery against Lessee, Lessee's agents, officers, and employees, shall, during any portion of the term of this Lease, invalidate such policies of insurance in whole or in part, said waiver shall be void and of no force or effect during such portion of the term hereof.

(e) Lessee hereby waives all causes and rights of recovery against Lessor, Lessor's agents, officers, and employees for any loss occurring to the buildings and improvements located on the Leased Premises resulting from any of the perils insured against under the aforesaid insurance policies, regardless of cause or origin, including the negligence of Lessor, Lessor's agent, officers and employees, to the extent of any recovery upon such policies of insurance, provided, however, that in the event said waiver of all causes and rights of recovery against Lessor, Lessor's agents, officers, and employees, shall, during any portion of the term of this Lease, invalidate such policies of insurance in whole or in part, said waiver shall be void and of no force or effect during such portion of the term hereof.

7.	Condition of the Premises.  The property contains 10,000
square feet of floor space. Lessee agrees not to make any changes, alterations, or additions about the Leased property without first obtaining the written consent of the Lessor except as permitted in Paragraph 8 below.

8.	Repair and Care of Leased Premises.  Lessee will not commit
any waste of the Leased Premises and will pay for all damages to building or equipment promptly. Lessee shall not use or permit the use of the Leased Premises in violation of any present or future applicable law of the United States or of the State of South Carolina, or in violation of any present or future applicable municipal ordinance or regulation. Lessee may, but at Lessee's own cost and expense and in a good and workmanlike manner, make such alterations and improvements on the Leased Premises as Lessee may require for the conduct of Lessee's business and without, however, materially altering the basic character of the Leased Premises and the building or improvements thereon or weakening any structure on the Leased Premises. Lessor shall be responsible for the maintenance of the roof of the Leased Premises and all exterior repairs except for damages caused by Lessee. Lessee shall be responsible for all interior items, including plumbing, electrical, carpets, walls and repairs on the heating system and air conditioning. Lessee shall keep the entranceways and parking area reasonably free from ice and snow and at all times keep the Leased Premises in clean and orderly condition, including the cutting of the grass and maintenance of the shrubs and trees.

9.	Utilities.  Lessee shall pay all charges for heat, gas,
electricity, water, and other public utilities used on the Leased Premises. There will be no outside storage.

10.	Removal of Improvements: If requested by the Lessor at the
termination of this Lease, Lessee shall, at Lessee's sole expense, remove all installations, alterations, or improvements made by Lessee in or on the Leased Premises or make such other disposition thereof as Lessor shall approve. All alterations, improvements, furnishings, trade fixtures, equipments, and other personal property installed in or on the Leased Premises by Lessee and paid for by Lessee shall remain the property of Lessee and may be removed by Lessee upon the termination of this Lease, provided that (a) any of such items as are affixed to the Leased Premises and require severance may be removed only if Lessee shall repair any damage caused by such removal and (b) Lessee shall have fully performed all of the covenants and agreements to be performed by Lessee under the provisions of this Lease. If the Lessee falls to remove any items referred to hereinabove from the Leased Premises within the (10) days following the termination of this Lease, all such alterations, additions, and improvements shall become the property of the Lessor unless Lessor elects to require their removal.

11.	Damage or Destruction. (a) Except as expressly herein
provided, no destruction of or damage to the Leased Premises shall entitle Lessee to surrender possession of the Leased Premises or to terminate this Lease. Lessor agrees that in the event of any damage to or destruction of any buildings and improvements, or either of them situated on the Leased Premises occasioned by fire or other hazards insured against under the policies of insurance hereinbefore referred to, then Lessor shall commence restoration or repair of the Leased Premises as promptly as possible after occurrence of such damage or destruction, and shall substantially complete such restoration or repair with reasonable diligence.

(b) In the event Lessee is deprived of any of the occupancy of any part of the Leased Premises by reason of or in consequence of any such damage or destruction, whether or not insured against, provided the same is not occasioned by the act or acts of Lessee, Lessee's officers, employees, or agents, then Lessee's obligation to pay rent shall be reduced in proportion to the time during which and to the area of the building of which the Lessee shall be so deprived because of such damage or destruction or the repair and restoration thereof.

(c) It is, however, expressly understood and agreed, anything hereinbefore contained which may appear to the contrary notwithstanding, that if any damage or destruction of the building and improvements at the time located on said Leased Premises shall occur during the last six (6) months of the term of this Lease, both Lessor and Lessee shall have the option, upon giving written notice of the exercise thereof to the other party, within thirty (30) days after the happening of such damage or destruction, to terminate this Lease, in which case any and all obligations of Lessor to restore said building and improvements shall likewise terminate. In the case of the termination of this Lease, Lessee shall be required to pay rent only up to the time of such termination, and the portion of any rent paid in advance, apportioned as aforesaid, covering the period of time subsequent to such termination, shall be refunded by Lessor to Lessee.

12.	Liability for Damage: Indemnification.  Lessee agrees to
indemnify Lessor against, and to defend and hold Lessor free and harmless from, any and all claims due to injury of persons (unless caused by the sole negligence of Lessor) arising out of Lessee's occupancy and/or use of the Leased Premises, during the term of this Lease or extension hereof, or any other holdover occupancy.

Lessee further agrees to indemnify Lessor against, and to defend and hold Lessor free and harmless from, any and all claims of any kind or nature arising from Lessee's use of the Leased Premises during the term of this Lease or any extension hereof, or any other holdover occupancy, and Lessee hereby waives all claims against Lessor for damage to goods, wares, and merchandise and any and all other property, due to any cause whatsoever, except the sole negligence of Lessor during the term of this Lease or extension hereof, or any other holdover occupancy.

13.	Assigning and Subletting. Lessee shall not sublet the Leased
Premises or any part thereof nor assign this Lease, without in each case the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any transfer of this Lease from Lessee, by merger, consolidation, liquidation, or otherwise by operation of law shall constitute an assignment for the purpose of this Lease and shall require the written consent of Lessor. Any consent by Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. In the event that Lessee shall at any time, during the term of this Lease or any renewal or extension hereof or any other holdover occupancy, sublet all or any part of the Leased Premises or assign this Lease, either with the consent of Lessor, then, and in such event, it is hereby mutually agreed that Lessee shall nevertheless remain primarily liable under all of the terms, covenants, and conditions of this Lease. If this Lease be assigned, or if the Leased Premises or any part thereof be subleased or occupied by anybody other than Lessee, Lessor may collect from the assignee, sublessee, or occupant all rental or other charges herein reserved, but such collection by Lessor shall not be deemed an acceptance of the assignee, sublessee, or occupant as a Lessee nor a release of Lessee from the performance by Lessee of Lessee's obligations under this Lease.

14.	Surrender of Leased Premises.  Lessee agrees to surrender
the Leased Premises at the expiration or earlier termination of this Lease, or extension hereof or any other holdover occupancy, in as good condition as when the Leased Premises were delivered to Lessee, ordinary wear, tear and damage or loss by the elements, fire, casualty, or any of the perils comprehended by the standard extended coverage insurance clause excepted. All other damages must be paid for.

15. 	Holdover.  Should Lessee holdover the Leased Premises or
any part thereof after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute a tenancy from month to month only, and Lessee shall pay one hundred twenty five (125%) percent of the monthly rental in effect immediately proceeding the expiration of the preceding term hereof equal to the monthly rental in effect immediately preceding the expiration of the preceding term hereof, payable in advance, but otherwise on the same terms and conditions as herein provided.

16.	Waiver of Covenants.  It is agreed that the waiving of the
covenants of this Lease by either party shall be limited to the particular instance and shall not be deemed to waive any other breaches of such covenant or any provision contained herein.

17.	Default Except Rent. If Lessee shall default in fulfillment
of any of the covenants and conditions hereof, except default in the payment of rent, Lessor may, at Lessor's option, after fifteen (15) days prior written notice to Lessee, make performance for Lessee and, for that purpose, advance such amounts as may be necessary. Any amounts so advanced, or any expense incurred or sum of money paid by Lessor by reason of the failure of Lessee to comply with any covenant, agreement, obligation, or provisions of this Lease or in defending any action to which Lessor may be subjected by reason of any such failure shall be deemed to be additional rental for the Leased Premises and shall be due and payable to Lessor on demand. The acceptance by Lessor of any monthly installment of rental hereunder shall not be a waiver of any other rental hereunder then due.

If Lessee shall default in fulfillment of any of the covenants or conditions of this Lease (other than the covenants for the payment of rental or other amounts) and any such default shall continue for a period of fifteen (15) days after written notice from Lessor to Lessee, the Lessor may, at Lessor's option, terminate this Lease by giving Lessee notice of such termination and, thereupon, this Lease shall expire as fully and completely as if that day were the date definitely fixed for the expiration of the term or this Lease, and Lessee shall then quit and surrender the Leased Premises, provided, however, if any such default requires more than fifteen (15) days to remedy and Lessee is proceeding to cure such default, Lessor shall not be entitled to terminate this Lease on account of such default unless Lessee fails to commence curing such default promptly and or fails to prosecute the curing of such default to completion diligently.

18. Default in Rent; Insolvency of Lessee. If Lessee shall default in the payment of the rental reserved hereunder, or any part thereof, or in making any other payment herein provided for, and any such default shall continue for a period of fifteen
(15) days after written notice from Lessor to Lessee, of if the Leased Premises or any part thereof shall be abandoned or vacated, or if Lessee shall be dispossessed by or under authority other than Lessor, if Lessee shall file a voluntary petition in bankruptcy, or if Lessee shall file any petition or institute any proceeding under any insolvency or Bankruptcy Act (or any amendment thereto hereafter made) seeking to effect a reorganization or a composition with Lessee's creditors, or if (in the proceedings based on the insolvency of Lessee or relating to bankruptcy proceedings) a receiver or trustee shall be appointed for Lessee or the Leased Premises, or if any proceedings shall be commenced for the reorganization of Lessee, or if the Leasehold estate created hereby shall be taken on execution or by any process of law, or if Lessee shall admit in writing, Lessee's inability to pay Lessee's obligations generally as they become due, the Lessor may, at Lessor's option, terminate this Lease, without further notice, and Lessor and Lessor's agents and servants may immediately, or at any time thereafter, re-enter the Leased Premises and remove all persons and property therefrom (by legal proceedings or by force or otherwise) without being liable to indictment, prosecution or damage therefor, or without terminating this Lease to recover the Leased Premises as aforesaid and in that event Lessor agrees to use Lessor's best efforts to relet said premises on behalf of the Lessee at whatever rent, for a term that may be more or less than the expired portion of the within Lease, and upon such other terms, provisions and conditions as Lessor deems advisable, applying any moneys collected first to the payment of resuming or obtaining possession, and second to the payment of costs of placing the Leased Premises in rentable condition, third in the payment of any real estate commission incurred by Lessor in such reletting and fourth, for the payment of any rental or other charges due hereunder and any other charges due to Lessor. Lessee shall remain liable for any deficiency in rental which shall be paid upon demand therefor to Lessor.

19.	Condemnation. If the whole of the Leased Premises shall be
taken or condemned in any eminent domain, condemnation or like proceeding by competent authority for any public or quasi-public use or purpose (including, for the purpose of this section, any voluntary conveyance in lieu of such proceeding), or if such portion thereof shall be taken or condemned as to make it unreasonable to use this remaining portion for the conduct of Lessee's business, then in any of such events, the term of this Lease shall cease and terminate as of the date of such taking or condemnation, and any award for such taking or condemnation shall belong to the Lessor provided, however, that Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all damages to Lessee's business by reason of the condemnation and for or on account of any cost or loss to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, Leasehold improvement, and equipment. Notwithstanding the earlier termination, the Lessee shall continue to pay the rent hereunder and to make all other payments required hereunder until such time the Lessee vacates the Leased Premises or shall be required to surrender possession of the Leased Premises as a consequence of such taking or condemnation, but not thereafter.

If only a part of the Leased Premises shall be taken or condemned and the taking or condemnation of such part does not make it unreasonable to use this remainder for the conduct of Lessee's business, this Lease shall not terminate. In such event, the entire award shall belong to the Lessor and out of the award to the Lessor and subject to the prior rights of any Mortgagee, so much thereof as shall be reasonable necessary to repair any damage to the building and other improvements on the Leased Premises or to alter or modify them so as to render them a complete and satisfactory architectural unit (including parking facilities) shall be expended by Lessor for that purpose. During the period of restoration and thereafter the rent hereunder shall be equitably reduced and abated in proportion to that portion of the Leased Premises of which the Lease shall be deprived on account of such taking or condemnation.

In the event the parties are unable within a period of thirty
(30) days after any controversy arises between them to agree upon (i) whether it is reasonable for Lessee to use the remainder of the Leased Premises for the conduct of Lessee's business, or (ii) the reduction of abatement of rent to be made hereunder, then such dispute shall be resolved by arbitration in accordance with the then prevailing rules of the American Arbitration Association and the costs thereof shall be borne or apportioned and paid as determined by such arbitration.

20.	Failure to Perform Covenant Any failure on the part of
either party to this Lease to perform any obligation hereunder, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues, save and except that the provisions of this section shall not excuse a nonpayment of rental or other sums due hereunder on the due date thereof.

21.	Quiet Enjoyment. If and so long as Lessee pays the rentals
reserved by this Lease and performs and observes all the covenants and provisions hereof to be performed and observed by Lessee, Lessee shall quietly enjoy the Leased Premises, subject, however, to the terms of this Lease, and Lessor will warrant and defend Lessee in the enjoyment and peaceful possession of the Leased Premises throughout the term of this Lease, including any extension hereof, or other holdover occupancy.

22.	Access to Leased Premises.  Lessor or Lessor's agents shall
have the right to enter the Leased Premises at all reasonable times for the purpose of inspecting or examining the same and to make such repairs as Lessor shall deem necessary or as may be required to be made by Lessor.

23.	Option to Extend Lease. The Lessee shall have the option to
extend the Lease for five (5) years. The rental for the renewal term shall be negotiated at that time based on market rents. Renewal terms shall be exercised by Lessee by delivery to Lessor of written notice of its intention to exercise by Lessee by delivery to Lessor of written notice of its intention to exercise such option no later than ninety (90) days prior to the termination of the term of the Lease then in effect.

24.	Security Deposit. Lessor hereby acknowledges receipt from
Lessee for the sum of Three Thousand Three Hundred Fifty ($3,350.00) Dollars, to be held as collateral security for the payment of any rentals and any other sums of money for which Lessee shall become liable to Lessor under this Lease, and for the faithful performance by Lessee of all other covenants and agreements made herein; said deposit to be returned to Lessee after the termination of this Lease provided Lessee shall have made all such payments and performed all such covenants and agreements. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in any amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of this Lease, deposit shall at all times bear the same proportion to current rent as the original month rent. If Lessor assigns its interest in the premises during the Lease term, Lessor may assign the security deposit to the assignee and thereafter Lessor shall have no further liability for the return of such security deposit.

25.	Rights of Successors and Assigns. The covenants and
agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest, except as expressly otherwise herein provided.

26.	Lease Documentary Stamps.  Lessee shall pay documentary
stamps as required by South Carolina Law for the execution of this Lease.

27.	Entire Agreement. This Lease and the exhibit attached hereto set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Leased Premises, and there are no covenants, promises, agreements, conditions, or understanding, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them. Lessee agrees that Lessor and Lessor's agents have made no representations or promises with respect to the Leased Premises or the building or the property which are a part thereof except as herein expressly set forth.

28.	Section Heading. The section headings as to the contents of
particular sections herein are inserted only for convenience and are in no way to be construed as part of such section or as a limitation on the scope of the particular section to which they refer.

29.	Governing Law.  This Lease shall be governed by, construed,
and enforced in accordance with the laws of the State of South
Carolina.

30.	Grammatical Usage. In construing this Lease, feminine or
neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so required.

31.	Hazardous Material or Substance. Lessee shall not bring nor
shall allow to be brought any hazardous chemical, substance, or waste onto the premises, and if at any time during or subsequent to this Lease, any such material or substance is found on the premises, the Lessee shall have the sole obligation for its removal.

IN WITNESS WHEREOF, the parties hereto have caused these present to be executed as of the day and year first above written.

IN THE PRESENCE OF:

LESSOR.
By: (Signed)
Its: Partner

(Signed)
Witness

LESSEE:
By: (Signed)
Its: President

(Signed)
Witness